                              GRIFFON CORPORATION

                           Offer to Purchase for Cash
                                2,000,000 Shares
                              of its Common Stock
                     (Including the Associated Common Stock
                Purchase Rights) at a Purchase Price Not Greater
                   than $10.25 Nor Less than $9.50 Per Share

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated February 9, 1996 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Griffon Corporation, a Delaware corporation (the "Company"), to purchase 2,000,000 shares of its common stock, par value $.25 per share (the "Shares"), including the associated Common Stock Purchase Rights (the "Rights"), at prices net to the seller in cash, not greater than $10.25 nor less than $9.50 per Share, specified by tendering stockholders, on the terms and subject to the conditions of the Offer. Unless the Rights are redeemed by the Company, a tender of Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to Shares shall include the associated Rights.

     The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $10.25 nor less than $9.50 per Share) that it will pay for the Shares properly tendered and not withdrawn pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price which will allow it to purchase 2,000,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn at prices not greater than $10.25 nor less than $9.50 per Share) pursuant to the Offer. All Shares properly tendered and not withdrawn at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

     If, prior to the Expiration Time (as defined in the Offer to Purchase), more than 2,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered and not withdrawn, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from Odd Lot Owners (as defined in the Offer to Purchase) who properly tender their Shares at or below the Purchase Price and then on a pro rata basis from all other stockholders whose Shares are properly tendered at or below the Purchase Price and not withdrawn. See Section 2 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. You may tender Shares at prices, net to you in cash, not greater than $10.25 nor less than $9.50 per Share, as indicated in the attached instruction form.

          2. You may designate the priority in which your Shares will be purchased in the event of proration.

          3. The Offer is not conditioned upon any minimum number of Shares being tendered.

          4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, March 8, 1996, unless the Company extends the Offer.

          5. The Offer is for 2,000,000 Shares, constituting approximately 6.5% of the Shares outstanding as of January 31, 1996.

          6. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

          7. If you owned beneficially as of the close of business on February 6, 1996 and will continue to own beneficially as of the Expiration Time an aggregate of fewer than 100 Shares (not including Shares held in the Company's Employee Stock Ownership Plan) and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Time and check the box captioned "Odd Lots" in the attached instruction form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered and not withdrawn at or below the Purchase Price.

          8. If you wish to tender portions of your Share holdings at different prices you must complete separate instructions for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 8, 1996, UNLESS THE COMPANY EXTENDS THE OFFER.

     As described in Section 1 of the Offer to Purchase, if before the Expiration Time a greater number of Shares is properly tendered and not withdrawn at or below the Purchase Price than the Company will accept for purchase, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

          (a) first, all Shares properly tendered and not withdrawn at or below the Purchase Price before the Expiration Time by any Odd Lot Owner who:

             (1) tenders all Shares beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial tenders will not qualify for this preference); and

             (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

          (b) then, after purchase of all of the foregoing Shares, all other Shares properly tendered and not withdrawn at or below the Purchase Price before the Expiration Time on a pro rata basis (with adjustments to avoid purchases of fractional Shares), as provided in the Offer to Purchase.

     The Company is not making the Offer to, nor will it accept tenders from or on behalf of, owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the securities, blue sky or other laws of such jurisdiction.

                                Instruction Form
                              With Respect to the
                           Offer to Purchase for Cash
                             Up to 2,000,000 Shares
                                of Common Stock
                           (Including the Associated
                         Common Stock Purchase Rights)
                                       of

                              GRIFFON CORPORATION
                   AT A PURCHASE PRICE PER SHARE NOT GREATER
                   THAN $10.25 NOR LESS THAN $9.50 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 9, 1996 and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Griffon Corporation, a Delaware corporation (the "Company"), to purchase 2,000,000 shares of its common stock, par value $.25 per share (the "Shares"), including the associated Common Stock Purchase Rights (the "Rights"), at prices, net to the Seller in cash, not greater than $10.25 nor less than $9.50 per Share, specified by the undersigned, upon the terms and subject to the conditions of the Offer. Unless the Rights are redeemed by the Company, a tender of Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to Shares shall include the associated Rights.

     The undersigned acknowledges that the Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $10.25 nor less than $9.50 per Share) that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price which will allow it to purchase 2,000,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn at prices not greater than $10.25 nor less than $9.50 per Share) pursuant to the Offer. All Shares properly tendered and not withdrawn at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, pursuant to the terms and subject to the conditions of the Offer. The Company will return Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration.

              AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR
                        THE ACCOUNT OF THE UNDERSIGNED:*

                                            SHARES
---------------
* Unless otherwise indicated, all of the Shares held for the account of the undersigned will be tendered.

                                    ODD LOTS

/ /By checking this box, the undersigned represents that the undersigned owned beneficially as of the close of business on February 6, 1996 and will continue to own beneficially as of the Expiration Time an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

   In addition, the undersigned is tendering Shares (check one box):

/ /at the Purchase Price (as defined above), as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

/ /at the price per Share indicated below under "Price (in Dollars) Per Share at which Shares are Being Tendered."

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                      IF SHARES ARE BEING TENDERED AT MORE
                         THAN ONE PRICE, USE A SEPARATE
                   INSTRUCTION FORM FOR EACH PRICE SPECIFIED.

                              CHECK ONLY ONE BOX.
                     IF MORE THAN ONE BOX IS CHECKED, OR IF
                NO BOX IS CHECKED (EXCEPT AS OTHERWISE PROVIDED
                 HEREIN), THERE IS NO PROPER TENDER OF SHARES.

--------------------------------------------------------------------------------

/ /     $9.500                    / /     $10.000
/ /     $9.625                    / /     $10.125
/ /     $9.750                    / /     $10.250
/ /     $9.875

                                 SIGNATURE BOX

Signature(s)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Dated                                                                     , 1996
      --------------------------------------------------------------------
Name(s) and Address(es)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 (Please Print)
Area Code and Telephone Number
                               -------------------------------------------------

Taxpayer Identification or
Social Security Number
                        --------------------------------------------------------